Exhibit 99.1

CONTACTS:
Investors: Kathy Donovan	Media: Martha O'Gorman
Liberty Tax, Inc.	Liberty Tax, Inc.
Vice President, Chief Financial Officer	Chief Marketing Officer
(757) 493-8855	(757) 301-8022
investorrelations@libtax.com	martha@libtax.com

Liberty Tax Service Reports Fiscal 2016 Third Quarter Results

Virginia Beach, Va. (March 4, 2016) – Liberty Tax, Inc. (NASDAQ:TAX) (the "Company"), the parent company of Liberty Tax Service, today reported its results for the third fiscal quarter ended January 31, 2016.

"Despite a slow start to the tax season industry wide, we are pleased that the Company delivered double digit growth in the quarter in both revenue and earnings per share," said John Hewitt, CEO.  "We are now focused on executing in the second half of the season to drive return counts and bottom line performance through cost control and pricing discipline."

($ in millions except per share data)	GAAP			Non - GAAP*
	Q3 2016	Q3 2015	Change	Q3 2016	Q3 2015	Change
Revenue	$53.6	$47.7	12.5%	$53.6	$47.7	12.5%
Operating expenses	44.7	43.4	2.9%	44.7	39.3	13.6%
Income before taxes	8.2	3.6	130.7%	8.2	7.6	7.9%
Net Income	4.7	1.9	146.9%	4.7	4.1	15.5%
Diluted EPS	0.34	0.13	161.5%	0.34	0.29	17.2%
*See reconciliation of non-GAAP to GAAP measures in Table E

Income Statement
Revenues for the three months ended January 31, 2016 increased 12.5% to $53.6 million compared to $47.7 million in the prior year period.  The increase in revenue was primarily driven by strong performance in our financial products group and from growth in tax preparation fees driven by the launch of our new company store cluster program.

Reported operating expenses increased 2.9% to $44.7 million while adjusted operating expenses increased 13.6%.  The increased operating expenses reflect the impact of our new refund advance product and the higher costs associated with operating more company stores.

Balance Sheet
The Company had a balance of $150.7 million on its revolving credit facility as of January 31, 2016, compared to $110.8 million as of January 31, 2015.  A shift in IRS funding from Q3 to Q4 caused $25 million of the increase, along with higher offseason lending to franchisees.

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Operational Results – Offices and Return Count
The Company reported an increase in permanent store locations of 196 stores and a decline in seasonal locations of 51. Increases in the number of permanent office locations is an important driver of future return count growth.

During the calendar year, through February 28, 2016 the Company and its franchisees served approximately 4% fewer customers in its offices than for the same period in the 2015 tax season.  Liberty Tax Service offices have prepared 1,094,000 U.S. tax returns during the 2016 tax season through February 28.

Dividend
The Board of Directors has approved our fifth consecutive quarterly dividend.

The quarterly dividend of $0.16 per share will be paid on April 22, 2016 to holders of record of common stock and common stock equivalents on the close of business on April 12, 2016.

Third Quarter Conference Call
At 8:30 a.m. Eastern time on Friday, March 4, 2016, the Company will host a conference call for analysts, institutional investors and stockholders. To access the call, please dial the number below approximately 5 to 10 minutes prior to the scheduled starting time:

U.S. 855-611-0856
International 518-444-5569
Conference ID Code: 57683085

The call will also be webcast in a listen-only format. The link to the webcast can be accessed on the Company's investor relations website at www.libertytax.com, under the "About" tab.

A telephonic replay of the call will be available beginning shortly after the call and continue until Friday, March 11, 2016, by dialing 855-859-2056 (domestic) or 404-537-3406 (international).  The conference ID code is 57683085.  A replay of the webcast will also be available at the site listed above beginning shortly after its conclusion.

About Liberty Tax, Inc.
Founded in 1997 by CEO John T. Hewitt, Liberty Tax, Inc., is the parent company of Liberty Tax Service. Liberty Tax is the fastest-growing tax preparation franchise and has prepared more than 19 million individual income tax returns in more than 4,400 U.S. and Canadian offices and online. Liberty Tax's online services are available through eSmart Tax, Liberty Online and DIY Tax, and are all backed by the tax professionals at Liberty Tax locations and its nationwide network of approximately 35,000 seasonal tax preparers. Liberty Tax also supports local communities with fundraising endeavors and contributes as a national sponsor for many charitable causes. For a more in-depth look, visit Liberty Tax Service and interact with Liberty Tax on Twitter and Facebook.

About Non-GAAP Financial Information
This press release and the accompanying tables include non-GAAP financial information. For a description of these non-GAAP financial measures, including the reasons management uses each measure, and reconciliations of these non-GAAP financial measures to the most directly comparable financial measures prepared in accordance with generally accepted accounting principles, please see the section of the accompanying Tables E&F titled "Non-GAAP Financial Information."

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Forward Looking Statements
In addition to historical information, this release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including implied and express statements regarding future growth.  These forward-looking statements, as well as Company guidance, are based upon the Company's current expectations and there can be no assurance that such expectations will prove to be correct. Because forward-looking statements involve risks and uncertainties and speak only as of the date on which they are made, the Company's actual results could differ materially from these statements. These risks and uncertainties relate to, among other things; uncertainties regarding the Company's ability to attract and retain clients; the ability to continue to pay a quarterly dividend; the effect of health care reform on tax preparation-related revenue; the impact of the launch of a new franchise brand; uncertainties regarding the Company's ability to meet its prepared returns targets; competitive factors; the Company's effective income tax rate; litigation defense expenses and costs of judgments or settlements; and changes in market, economic, political or regulatory conditions. Information concerning these risks and uncertainties is contained in the Company's annual report on Form 10-K and in other filings by the Company with the U.S. Securities and Exchange Commission.  The Company does not undertake any duty to update any forward-looking statements, whether as a result of new information, future events, or otherwise.

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Table A
Liberty Tax, Inc.
Condensed Consolidated Balance Sheets
Amounts in thousands

	January 31,	April 30,	January 31,
	2016	2015	2015
Current assets:	(Unaudited)		(Unaudited)
Cash and cash equivalents	$1,787	$21,387	$3,150
Current receivables, net	149,886	65,927	124,482
Assets held for sale	11,164	5,160	5,613
Income taxes receivable	16,303	-	17,434
Deferred income tax asset	3,354	6,921	7,574
Other current assets	21,188	6,470	18,371
Total current assets	203,682	105,865	176,624

Property, equipment, and software, net	41,216	36,232	42,615
Notes receivable, non-current, net	33,036	20,753	28,050
Goodwill	4,069	3,377	3,185
Other intangible assets, net	13,217	14,672	17,358
Other assets	8,580	3,247	3,973
Total assets	$303,800	$184,146	$271,805

Current liabilities:
Current installments of long-term debt	$5,220	$3,934	$4,107
Accounts payable and accrued expenses	15,506	17,321	27,787
Due to ADs	16,258	24,340	14,980
Income taxes payable	-	2,147	-
Deferred revenue - current	4,413	6,076	6,094
Total current liabilities	41,397	53,818	52,968

Long-term debt, excluding current installments	18,532	21,463	21,778
Revolving credit facility	150,682	-	110,762
Deferred revenue - non-current	7,206	7,640	7,777
Deferred income tax liability	6,049	2,363	6,705
Total liabilities	223,866	85,284	199,990

Stockholders' equity:
Special voting preferred stock, $0.01 par value per share	-	-	-
Class A common stock, $0.01 par value per share	120	119	118
Class B common stock, $0.01 par value per share	9	9	9
Exchangeable shares, $0.01 par value per share	10	10	10
Additional paid-in capital	6,385	4,082	2,049
Accumulated other comprehensive loss, net of taxes	(2,430)	(697)	(1,171)
Retained earnings	75,840	95,339	70,800
Total stockholders' equity	79,934	98,862	71,815
Total liabilities and stockholders' equity	$303,800	$184,146	$271,805

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Table B
Liberty Tax, Inc.
Condensed Consolidated Statement of Operations
Unaudited, amounts in thousands, except per share and share data

	Three months ended January 31,
	2016	2015	$ change	% change
Revenues:
Franchise fees	$1,011	$968	$43	4.4%
AD fees	1,363	1,592	(229)	-14.4%
Royalties and advertising fees	25,571	25,457	114	0.4%
Financial products	17,266	13,370	3,896	29.1%
Interest income	3,188	3,222	(34)	-1.1%
Tax preparation fees, net of discounts	3,843	1,942	1,901	97.9%
Other revenue	1,379	1,129	250	22.1%
Total revenues	53,621	47,680	5,941	12.5%

Operating expenses:
Employee compensation and benefits	11,638	10,686	952	8.9%
Selling, general, and administrative expenses	12,585	12,834	(249)	-1.9%
AD expense	9,340	9,178	162	1.8%
Advertising expense	8,972	8,161	811	9.9%
Depreciation, amortization, and impairment charges	2,118	2,527	(409)	-16.2%
Total operating expenses	44,653	43,386	1,267	2.9%
Income from operations	8,968	4,294	4,674	108.8%

Other expense:
Foreign currency transaction loss	(14)	(35)	21	-60.0%
Interest expense	(705)	(683)	(22)	3.2%
Income before income taxes	8,249	3,576	4,673	130.7%
Income tax expense	3,511	1,657	1,854	111.9%
Net Income	4,738	1,919	2,819	146.9%
Less: Net income attributable to participating securities	(343)	(140)	(203)	145.0%
Net income attributible to Class A and Class B common stockholders	$4,395	$1,779	$2,616	147.0%

Earnings per share of Class A and Class B common stock:
Basic	$0.34	$0.14	$0.20	142.9%
Diluted	0.34	0.13	0.21	161.5%

Weighted-average shares outstanding basic	12,795,367	12,679,286	116,081	0.9%
Weighted-average shares outstanding diluted	14,002,356	14,227,163	(224,807)	-1.6%

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Table C
Liberty Tax, Inc.
Condensed Consolidated Statement of Operations
Unaudited, amounts in thousands, except per share and share data

	Nine months ended January 31,
	2016	2015	$ change	% change
Revenues:
Franchise fees	$2,526	$2,996	$(470)	-15.7%
AD fees	4,491	5,066	(575)	-11.4%
Royalties and advertising fees	28,589	28,350	239	0.8%
Financial products	17,781	14,027	3,754	26.8%
Interest income	7,503	7,200	303	4.2%
Tax preparation fees, net of discounts	4,805	2,848	1,957	68.7%
Other revenue	3,320	2,766	554	20.0%
Total revenues	69,015	63,253	5,762	9.1%

Operating expenses:
Employee compensation and benefits	28,454	28,736	(282)	-1.0%
Selling, general, and administrative expenses	29,097	30,809	(1,712)	-5.6%
AD expense	10,722	10,776	(54)	-0.5%
Advertising expense	14,072	14,022	50	0.4%
Depreciation, amortization, and impairment charges	5,626	6,855	(1,229)	-17.9%
Total operating expenses	87,971	91,198	(3,227)	-3.5%
Loss from operations	(18,956)	(27,945)	8,989	-32.2%

Other expense:
Foreign currency transaction loss	(39)	(45)	6	-13.3%
Interest expense	(1,592)	(1,550)	(42)	2.7%
Loss before income taxes	(20,587)	(29,540)	8,953	-30.3%
Income tax benefit	(7,717)	(11,487)	3,770	-32.8%
Net loss	$(12,870)	$(18,053)	$5,183	-28.7%
Net loss attributible to Class A and Class B common stockholders	$(12,870)	$(18,053)	$5,183	-28.7%

Net loss per share of Class A and Class B common stock:
Basic and Diluted	$(1.01)	$(1.42)	$0.41	-28.9%

Weighted-average shares outstanding	12,794,185	12,742,288	51,897	0.4%

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Table D
Liberty Tax, Inc.
Condensed Consolidated Statements of Cash Flows
Unaudited, amounts in thousands
	Nine months ended January 31,
	2016	2015
Cash flows from operating activities:
Net loss	$(12,870)	$(18,053)
Adjustments to reconcile net loss to net cash used in operating activities:
Provision for doubtful accounts	4,589	4,453
Depreciation, amortization, and impairment charges	5,626	6,855
Stock-based compensation expense	1,348	2,002
Gain on bargain purchases and sales of Company-owned offices	(470)	(310)
Deferred tax expense	7,253	144
Changes in accrued income taxes	(18,283)	(27,110)
Changes in other assets and liabilities	(55,476)	(22,202)
Net cash used in operating activities	(68,283)	(54,221)

Cash flows from investing activities:
Issuance of operating loans to franchisees	(81,364)	(74,298)
Payments received on operating loans to franchisees	3,077	16,410
Purchases of AD rights and Company-owned offices	(3,713)	(8,218)
Proceeds from sale of Company-owned offices and AD rights	2,851	3,690
Purchase of available-for-sale securities	(4,999)	-
Purchase of property, equipment, and software	(8,685)	(9,532)
Net cash used in investing activities	(92,833)	(71,948)

Cash flows from financing activities:
Proceeds from the exercise of stock options	1,998	10,053
Repurchase of common stock	(1,977)	(35,910)
Dividends paid	(6,629)	-
Repayment of amounts due to former ADs	(2,429)	(4,211)
Repayment of other long-term debt	(726)	(949)
Borrowings under revolving credit facility	151,225	136,565
Repayments under revolving credit facility	(543)	(25,803)
Payment for debt issue costs	-	(917)
Tax benefit of stock option exercises	933	4,776
Net cash provided by financing activities	141,852	83,604

Effect of exchange rate changes on cash, net	(336)	(365)
Net decrease in cash and cash equivalents	(19,600)	(42,930)
Cash and cash equivalents at beginning of period	21,387	46,080
Cash and cash equivalents at end of period	$1,787	$3,150

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Table E
Liberty Tax, Inc.
Non-GAAP Financial Information
Unaudited, amounts in thousands, except per share data

We report our financial results in accordance with U.S. generally accepted accounting principles (GAAP). However, we believe certain non-GAAP performance measure and ratios used in managing the business may provide additional meaningful comparisons between current year results and prior periods. Reconciliations to GAAP financial measures are provided below. These non-GAAP financial measures should be viewed in addition to, not as an alternative for, our reported GAAP results.

Three Months Ended January 31, 2016
			Income from				Diluted
	Revenues	Expenses	Operations	EBITDA	Pretax Income	Net Income	EPS

As Reported	$53,621	$44,653	$8,968	$11,072	$8,249	$4,738	$0.34

Adjustments:
Executive severance including stock-based compensation	-	-	-	-	-	-	-
Litigation settlements	-	-	-	-	-	-	-
Total adjustments	-	-	-	-	-	-	-
As Adjusted	$53,621	$44,653	$8,968	$11,072	$8,249	$4,738	$0.34

Stock-based compensation expense excluding severance related expense	$-	$(482)	$482	$482

Three Months Ended January 31, 2015
			Income from				Diluted
	Revenues	Expenses	Operations	EBITDA	Pretax Income	Net Income	EPS

As Reported	$47,680	$43,386	$4,294	$6,786	$3,576	$1,919	$0.13

Adjustments:
Litigation settlements	-	(4,066)	4,066	4,066	4,066	2,182	0.16
Total adjustments	-	(4,066)	4,066	4,066	4,066	2,182	0.16
As Adjusted	$47,680	$39,320	$8,360	$10,852	$7,642	$4,101	$0.29

Stock-based compensation expense excluding severance related expense	$-	$(494)	$494	$494

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Table F
Liberty Tax, Inc.
Non-GAAP Financial Information
Unaudited, amounts in thousands, except per share data

We report our financial results in accordance with U.S. generally accepted accounting principles (GAAP). However, we believe certain non-GAAP performance measure and ratios used in managing the business may provide additional meaningful comparisons between current year results and prior periods. Reconciliations to GAAP financial measures are provided below. These non-GAAP financial measures should be viewed in addition to, not as an alternative for, our reported GAAP results.

Nine Months Ended January 31, 2016
			Loss from				Basic and
	Revenues	Expenses	Operations	EBITDA	Pretax Loss	Net Loss	Diluted EPS

As Reported	$69,015	$87,971	$(18,956)	$(13,369)	$(20,587)	$(12,870)	$(1.01)

Adjustments:
Executive severance including stock-based compensation	-	(413)	413	413	413	258	0.02
Litigation settlements	-	-	-	-	-	-	-
Total adjustments	-	(413)	413	413	413	258	0.02
As Adjusted	$69,015	$87,558	$(18,543)	$(12,956)	$(20,174)	$(12,612)	$(0.99)

Stock-based compensation expense excluding severance related expense	$-	$(1,256)	$1,256	$1,256

Nine Months Ended January 31, 2015
			Loss from				Basic and
	Revenues	Expenses	Operations	EBITDA	Pretax Loss	Net Loss	Diluted EPS

As Reported	$63,253	$91,198	$(27,945)	$(21,135)	$(29,540)	$(18,053)	$(1.42)

Adjustments:
Executive severance including stock-based compensation	-	(1,617)	1,617	1,617	1,617	988	0.08
Litigation settlements	-	(6,196)	6,196	6,196	6,196	3,787	0.30
Total adjustments	-	(7,813)	7,813	7,813	7,813	4,775	0.38
As Adjusted	$63,253	$83,385	$(20,132)	$(13,322)	$(21,727)	$(13,278)	$(1.04)

Stock-based compensation expense excluding severance related expense	$-	$(1,408)	$1,408	$1,408

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Table G
Liberty Tax, Inc.
Operational Data
Unaudited

Tax returns processed[1]	CYTD 1/31/16	CYTD 1/31/15	Percent Change
U.S. offices	438,000	456,000	-3.9%
Online[2]	21,000	23,000	-8.7%
Total tax returns processed	459,000	479,000	-4.2%

Tax returns processed[1]	CYTD 2/28/16	CYTD 2/28/15	Percent Change
U.S. offices	1,094,000	1,140,000	-4.0%
Online[2]	65,000	72,000	-9.7%
Total tax returns processed	1,159,000	1,212,000	-4.4%

U.S. Offices[3]			Change
Permanent	3,960	3,764	196
Seasonal	211	262	(51)
Processing Centers	54	43	11
Total office locations	4,225	4,069	156

[1]Return counts are rounded to the thousands and percentages are calculated on rounded amounts
[2]Previously reported online return counts for calendar years prior to 2016 have been restated to reflect accepted e-files only. No changes were made to previously reported returns for office counts.
3We measure our number of offices per fiscal year based on franchised and company-owned offices open at any point during the tax season

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